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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

     MiniMed Distribution Corp., a Delaware corporation

     MiniMed International, Inc., a Barbados corporation

     MiniMed SA, a French corporation

     MiniMed GmbH, a German corporation

     Dartec AB, a Swedish corporation

     Home Medical Supply, Inc., a Florida corporation

     Home Medical Supply, Inc., a Georgia corporation

     Home Medical Supply, Inc., a Tennessee corporation

     Home Medical Supply, Inc., a California corporation

     Home Medical Supply of Michigan, Inc., a Michigan corporation

     HMS, Inc., an Alabama corporation

     Pharmax, Inc., a Florida corporation
     d/b/a Home Medical Supply, Inc.

     South Broward Medical Arts Pharmacy, Inc., a Florida corporation

     Clark Pharmacy, Inc., a Georgia corporation

     Clark Wholesale Co., a Florida corporation

     Diabetix Depot, Inc., a Florida corporation

     Dialysis Management Services, Inc., a Florida corporation

     Medical Management & Marketing of South Florida, a Florida corporation